EXHIBIT 23.11

CONSENT OF COUNSEL

We hereby consent to all references to our firm under the captions “Federal Income Tax Aspects” and “Legal Matters” in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Reg. No. 333-166849), as filed with the United States Securities and Exchange Commission on or about April 17, 2012, and the related Prospectus of Rogers International Raw Materials Fund, L.P.

/s/ Sidley Austin LLP

April 17, 2012

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships